                                                     Registration No. 333-67689
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                POST-EFFECTIVE AMENDMENT NO. 5 ON FORM S-3 TO
                              FORM S-1 ON FORM S-3
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 -------------

                  ANCHOR NATIONAL LIFE INSURANCE COMPANY
            (Exact name of registrant as specified in its charter)

California                           6311                     86-0198983
(State or other               (Primary Standard            (I.R.S. Employer
jurisdiction of            Industrial Classification     Identification Number)
incorporation or Number)        organization)


                             1 SunAmerica Center
                      Los Angeles, California 90067-6022
                               (310) 772-6000
            (Address, including zip code, and telephone number,
                      including area code, or registrant's
                           principal executive offices)


                           Christine A. Nixon, Esquire
                      Anchor National Life Insurance Company
                              1 SunAmerica Center
                       Los Angeles, California 90067-6022
                               (310) 772-6000
           (Name, address, including zip code, and telephone number, including area code of agent for service)

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     Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________


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The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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                                     [LOGO]

                                    PROFILE


                                  May 1, 2001


              This Profile is incorporated by reference from
            File No. 333-67689 Post Effective Amendment No. 4
                       as filed on June 21, 2000

                                     [LOGO]


                                   PROSPECTUS
                                  May 1, 2001
                   ALLOCATED FIXED AND VARIABLE GROUP ANNUITY
                                   issued by
                         VARIABLE ANNUITY ACCOUNT FIVE
                                      and
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY




              The Prospectus is incorporated by reference from File No: 333-67689 Post Effective Amendment No. 4 as filed on June 21, 2000.

                               Part II
                               -------

               Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

        SEC registration fee . . . . . . . . . . . . . . $  5,560
        Printing and engraving . . . . . . . . . . . . .   50,000
        Legal fees and expenses . . . . . . . . . . . .    10,000
        Rating agency fees . . . . . . . . . . . . . . .    7,500
        Miscellaneous . . . . . . . . . . . . . . . . .    10,000
                                                         ---------
           Total . . . . . . . . . . . . . . . . . . . . $ 83,060
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Item 15. Indemnification of Directors and Officers.

     Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.

Item 16. Exhibits and Financial Statements Schedules.


Seasons Select

Exhibit No.                   Description
-----------                   -----------
   (1)  Form of Underwriting Agreement ***
   (2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession **
   (3)  (a)   Articles of Incorporation ***
        (b)   By-Laws*
   (4)  (a)   Seasons Select Allocated Fixed and Variable Group Annuity
              Certificate +
        (b)   Seasons Select Individual Fixed and Variable Annuity Contract +
        (c)   Seasons Select Participant Enrollment Form +
        (d)   Seasons Select Deferred Annuity Application +
   (5)        Opinion of Counsel re:  Legality **
              (including on Exhibit (23)(b))
   (6)        Opinion re Discount on Capital Shares **
   (7)        Opinion re Liquidation Preference **
   (8)        Opinion re Tax Matters **
   (9)        Voting Trust Agreement **
   (10)       Material Contracts **
   (11)       Statement re Computation of Per Share Earnings **
   (12)       Statement re Computation of Ratios **
   (14)       Material Foreign Patents **
   (15)       Letter re Unaudited Financial Information **
   (16)       Letter re Change in Certifying Accountant **
   (23)       (a)   Consent of Independent Accountants *
              (b)   Consent of Attorney **
   (24)       Powers of Attorney ++
   (25)       Statement of Eligibility of Trustee **
   (26)       Invitation for Competitive Bids **
   (27)       Financial Data Schedule +
   (28)       Information Reports Furnished to State Insurance Regulatory
              Authority **
   (29)       Other Exhibits **

*    Herewith
**   Not Applicable
***  Incorporated by Reference to
     Pre-Effective Amendment No. 1 to
     Registration Statement No. 333-08877
     on Form S-1 filed on March 11, 1997.
**** Incorporated by Reference to the
     Initial Registration Statement of
     this Registrant filed on Form S-1
     on November 20, 1998.
+    Incorporated by Reference to
     Pre-Effective Amendment No. 2
     to this Registration Statement on
     Form S-1, filed on February 1, 1999.
++   Incorporated by Reference to Post
     Effective Amendment No. 4 to the
     Registration Statement filed on
     June 21, 2000.

                             SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the Registrant Certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 9th day of April, 2001.

                            By: ANCHOR NATIONAL LIFE INSURANCE COMPANY


                            By:  /s/ JAY S. WINTROB
                               -----------------------------------
                                 Jay  S. Wintrob
                                 President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this post effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




   SIGNATURE                              TITLE                                 DATE
   ---------                              -----                                 ----

JAY S. WINTROB*                     Director, President &
-------------------               Chief Executive Office
Jay S. Wintrob                 (Principal Executive Officer)


N. SCOTT GILLIS*                Director & Senior Vice President
-------------------             (Principal Financial Officer)
N. Scott Gillis


JAMES R. BELARDI*               Director & Senior Vice President
-------------------
James R. Belardi

JANA W. GREER*                  Director & Senior Vice President
-------------------
Jana W. Greer

MAURICE HERBERT*                 Controller & Vice President
-------------------             (Principal Accounting Officer)
Maurice Herbert

MARC H. GAMSIN*                 Director & Senior Vice President
-------------------
Marc H. Gamsin

*By /s/ Christine A. Nixon         Attorney in Fact                          April 9, 2001
    ----------------------
    Christine A. Nixon




       Dated: April 9, 2001

                              EXHIBIT INDEX



EXHIBIT NO.    DESCRIPTION
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  (3)         Bylaws

  (23a)         Consent of Independent Accountants
